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                                  EXHIBIT 10.23

                    CONSULTING AGREEMENT BETWEEN SHOPPING.COM
                             AND STILDEN & CO., INC.
                                  APRIL 1, 1998


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                                    AGREEMENT


This agreement is made on April 1, 1998 between STILDEN CO., INC. (SCI), a Texas Corporation, and SHOPPING.COM (S.C.) a California Corporation. Stilden Co. Inc. is in the consulting business and Shopping.com wishes to employ the consulting services of SCI. NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:



                                    ARTICLE I

                                      TERM


1. The term of this agreement shall be for a period of two years commencing April 1, 1998 and ending on March 31,2000. The contract will automatically be renewed in one-year increments unless either party terminates via giving written notice by January 31, 1998 each year starting with January 31, 2000.



                                   ARTICLE II

                                    SERVICES


SCI shall provide general services relating to the operation, promotion and financing of S.C's business. SCI shall also provide specific consulting service on special projects as assigned by the Board of Directors and /of the Chief Executive Officer of the company SCI shall work a minimum of 80 hours per month on matters directly related to S.C's business.


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                                   ARTICLE III

                                      FEES

SCI shall receive $7000 monthly fee, which will be invoiced to S.C. on the first of each succeeding month. S.C. agrees to pay SCI invoices by the 10th of each succeeding month. Actual business expenses will be 100% reimbursed by S.C. SCI will document all expenses on an approved expense form. SCI will invoice expenses monthly and S.C. shall reimburse remitted expenses by the 10th day of each succeeding month. S.C. has authorized a $1600 per month housing allowance for twelve months, which will be detailed on the monthly invoice.



                                   ARTICLE IV

                           NON-DISCLOSURE AND SECRECY


1. SCI agrees that, during the term of this Agreement, and at all times thereafter, it will keep and cause all group consultants to keep all S.C. information in strictest confidence and will not itself either directly or indirectly use of allow to be used for its benefit, or the benefit of others, disseminate or disclose any Confidential Information or Trade Secrets (as such terms are defined below) used and/or obtained in providing the Services hereunder, except to parties to this Agreement, regardless of whether the Confidential information of Trade Secrets have been conceived or developed, in whole or in part by SCI. SCI acknowledges and agrees that the terms "Confidential Information" and "Trade Secrets" as used in this Agreement include without limitation, the whole or any portion or phase of any design, process, service, procedure, formula, improvement, customer list, information with respect to customer requirements and practices, marketing research and development information, statistical data, sources of merchandise, technical information, computer models, and all other information concerning the industry and business in which the S.C. concept operates and which is of value in the operation of S.C. business, or is otherwise understood to be, of a confidential character and which has not been published or otherwise understood to be, of a confidential character and which has not been published or otherwise become a matter of general public knowledge, under circumstances involving no breach of this Agreement. SCI agrees that all Trade Secrets


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and Confidential Information are and shall be the property of S.C. regardless of whether conceived or developed by SCI pursuant to the Services. To that end, SCI hereby assigns to S.C. all rights and all Trade Secrets and proprietary information developed by SCI in providing the Services.

2. Upon termination or earlier expiration of this Agreement SCI shall surrender to S.C. at any time of such expiration or termination of this Agreement or upon demand by S.C. at any time all material of a confidential and secret nature, including without limitation, the Confidential Information and Trade Secrets, and any other documents of a proprietary nature as may then be in SCI (s) possession or control.



                                    ARTICLE V

                             COVENANT NOT TO COMPETE


1. SCI hereby agrees that during the term of this Agreement and for a period of three (3) years following the expiration of this Agreement, it will not be directly or indirectly engaged in any business in any form or fashion including partner, consultant, controlling stockholder, joint venture, or employee of any business which may compete, directly or indirectly, with the business as contemplated by the Concept of S.C. within the state of California without prior written agreement from S.C. It is the desire and intent of the parties to this Agreement that the terms and provisions for this Article be enforced to the fullest extent permissible under the law and public policy. If any element of this Article is adjudicated to be invalid or unenforceable, such deletion or reformation is to apply only with respect to the operation of this Article in the particular jurisdiction in which such adjudication is made. SCI specifically acknowledges and agrees that the limitations as to time, geographical area and scope of activity as set forth in this Article V are reasonable and do not impose a greater restraint than is necessary in SCI's sole opinion to protect the good will and other business interest of S.C given the terms and conditions of this Agreement with respect to the Services and Concept.



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                                   ARTICLE VI

                                  MISCELLANEOUS



1. INJUNCTIVE RELIEF SCI acknowledges and agrees that any breach of obligations to be performed by and pursuant to Articles IV and V is likely to result in irreparable harm to S.C and SCI therefore consents and agrees that if it violates any such obligations, S.C shall be entitled, among and in addition to any other rights and remedies available under this Agreement or otherwise, to temporary and permanent injunctive relief to prevent SCI from committing or continuing a breach of such obligations.

2. ENTIRE AGREEMENT This agreement constitutes the whole Agreement between the parties hereto and there are no other terms other than those contained herein. This Agreement supersedes any prior contract or understanding related to retaining SCI.

3. AMENDMENT No variation of this Agreement shall be deemed valid unless in writing and signed by the parties hereto.

4. GOVERNING LAW This agreement shall be construed and enforced in accordance with the laws of Argentina.

5. SEVERABILITY Each provision of this Agreement is intended to be severable from the other so that if any provision or term hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not effect the validity of the remaining provisions and terms hereof.

6. INDEPENDENT CONTRACTORS SCI hereby acknowledges and agrees that it is an independent Contractor with respect to the Services to be rendered and performed pursuant to this Agreement and that no terms or provisions of this Agreement shall be implied to create an employer/employee relationship between S.C and SCI.

7. INDEMNITY AND HOLD HARMLESS SCI agrees to indemnify and does hold harmless S.C and its subsidiaries, affiliated companies, shareholders, officers, directors, agents, employees, successors and assigns from and against any and all liabilities, claims, demands, damages, costs and expenses (including attorney's fees) resulting from, arising out of, or occasioned by breach of the nondisclosure, secrecy and/or covenant not to compete terms and provisions made part of the Agreement.


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8.  ASSIGNMENT This Agreement may not be assigned by SCI to any other person or party without S.C's prior written consent which may be withheld in S.C's sole discretion. Notwithstanding the forgoing, S.C may assign this Agreement to any successor corporation, affiliated company of subsidiary. In the case of assignment by S.C, Assignee shall assume, in writing, S.C obligations.

9. REPRESENTATION AND WARRANTY Each Consultant hereby agrees that any documents produced with respect to the Services and/or the Concept shall be marked "Confidential" and "Property of Shopping.com" whether those documents are produced by SCI or by a vendor chosen by SCI.

10. CAPTIONS Captions used in this Agreement are used for convenience only and are not intended to, nor are they to be construed to, have any substantive meaning or control in the construction of the Agreement.

11. NOTICES Any Notice given by one party to any other party hereunder shall be delivered to the party at the address indicated below that party's signature to this Agreement. Such notice shall be given to U.S. Mail, certified, and shall be deemed delivered on the date of actual receipt or the date of first refusal to accept delivery.

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Signed by each party as indicated below, to be effective April 1, 1998.

SHOPPING.COM:                        STILDEN CO. INC.:




/s/ ROBERT MCNULTY                   /s/ FRANK W. DENNY
----------------------------         ----------------------------
Robert McNulty                       Frank W. Denny
President                            President
                                     7514 Reindeer Trail
                                     San Antonio, Texas 78238